Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for August 2008

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee
NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS August 21, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of August 2008. Unitholders of record on August 29, 2008 will receive distributions amounting to $1,470,213 or $0.788914432 per unit payable on October 31, 2008. The Trust received $730,111 and $91,810 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $657,268.

Effective July 1, 2008, the name of The Bank of New York Trust Company, N.A. was changed to The Bank of New York Mellon Trust Company, N.A.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701